Exhibit 10.1

PROMISSORY NOTE

$500,000.00	June 30, 2020

FOR VALUE RECEIVED, BIO-key International, Inc., a Delaware corporation (“Maker”), hereby promises to pay to Thomas J. Hoey (“Payee”), the principal sum of Five Hundred Thousand Dollars ($500,000.00).

This Promissory Note (this “Note”) is given pursuant to Section 2.02(c) of that certain Stock Purchase Agreement dated June 6, 2020 (the “Purchase Agreement”), by and among Maker, Payee and PistolStar, Inc., a New Hampshire corporation (the “Company”). Capitalized terms used in this Note and not otherwise defined shall have the meanings given them in the Purchase Agreement.

The terms and conditions of the Purchase Agreement are hereby incorporated herein by reference as if set forth in full herein.

1.     Repayment. The principal sum outstanding from time to time hereunder shall bear interest at an annual rate of four percent (4.0%). This Note shall be repaid in four (4) equal quarterly installments of principal and interest of $130,000 with the first installment due on or before September 28, 2020 and the remaining installments due on or before the first day of each quarter thereafter (January 1, April 1, July 1) with the final installment to be paid on or before July 1, 2021.

2.     Prepayment. Maker shall have the right, at its option, to prepay the principal balance of this Note, in whole or in part, at any time and from time to time without premium or penalty.

3.     Payments. All payments to be made hereunder shall be addressed and delivered to Payee at [_______________________________], or as otherwise directed by Payee.

4.     Events of Default. The following events shall be deemed to be Events of Default hereunder:

(i)     Maker fails to make the full and punctual payment of any amount due hereby on the date when due, which failure is not cured on or before the fifth (5th) day after Payee’s written notice to Maker; or

(ii)     Maker makes an assignment for the benefit of its creditors, becomes insolvent, or files or has filed against it any petition, action, case or proceeding, voluntary or involuntary (in the case of an involuntary proceeding, the same not being dismissed within ninety (90) days of filing), under any state or federal law regarding bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act, as amended.

5.     Remedies. If the Event of Default is a missed payment under Section 4(i), Maker will deliver to Payee all gross cash proceeds received by Maker from the sales of the Company’s Portal Guard, Scooch and Password Power products until the amount of such cash proceeds delivered to Payee equals 110% of any missed and unsatisfied payment(s), ending the Event of Default, and making the Note current.

For any other Event of Default hereunder, Payee may accelerate the indebtedness evidenced hereby, which shall be immediately due and payable.

6.     Miscellaneous.

(a)     Maker hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(b)     All notices, requests, demands, directions and other communications under the provisions hereof shall be in writing and, unless otherwise expressly permitted hereunder, shall be sent as provided in the Purchase Agreement.

(c)     This Note shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey without application of principles of conflicts of laws.

(d)     If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

(e)     This Note may not be amended, modified or supplemented orally.

IN WITNESS WHEREOF, Maker has duly executed and delivered this Note as of the date first above written.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Cecilia C. Welch
Name: Cecilia C. Welch Title: Chief Financial Officer